As Filed With the Securities and Exchange Commission on December 2, 2004
                                                   Registration No. 333-118833

================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A
                                  Amendment #1

                             Registration Statement
                        Under the Securities Act of 1934

                             Sandpointe Group, Inc.
                 (Name of Small Business Issuer in Its Charter)

           NEVADA                          3949                 51-0478753
(State or Other Jurisdiction of (Primary Standard Industrial (I.R.S. Employer Incorporation or Organization) Classification Code Number) Identification No.)


         5429 Russell Avenue #33
          Los Angeles, CA 90027                            (619) 977-7726
(Address of principal Executive Offices)             (Issuer's Telephone Number)

                           8033 W. Sunset Blvd. #541
                              Hollywood, CA 90046
                          (Corporate Mailing Address)


           Karen Batcher
          4190 Bonita Road
          Bonita, CA 91902                                 (619) 788-7881
(Name and Address of Agent for Service)                  (Telephone Number)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each
 Class of                              Fixed         Maximum
Securities                            Offering       Aggregate       Amount of
  to be              Amount to be      Price         Offering      Registration
Registered            Registered     Per Unit(1)     Price(2)          Fee
--------------------------------------------------------------------------------
Common Stock
$.0001 par value to
be sold by selling      506,000        $0.65       $  328,900        $ 82.23
shareholders

Common Stock,
$.0001 par value
to be sold            1,100,000        $0.65       $  715,000        $178.75
by the company
--------------------------------------------------------------------------------
TOTAL                 1,606,000        $0.65       $1,043,900        $260.98
================================================================================
(1) Fixed offering price was set by the selling shareholders until securities are quoted on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                       PROSPECTUS (Subject to Completion)
                             SANDPOINTE GROUP, INC.

                        1,606,000 SHARES OF COMMON STOCK

This is our initial public offering. We are registering a total of 1,606,000 shares of our common stock. Of the shares being registered, 506,000 are being registered for sale by selling shareholders, and 1,100,000 are being registered for sale by the Company. All of the shares being registered for sale by the Company will be sold at a price per share of $0.65 for the duration of the offering. The selling shareholders will sell their shares at a price per share of $0.65 until our shares are quoted on the Over The Counter Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions.


We will not receive any proceeds from the sale of any of the 506,000 shares by the selling shareholders. We will be selling all of the 1,100,000 shares of common stock we are offering as a self underwritten offering. There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us. This offering will terminate upon the sale of all of the shares or 180 days after the date of the prospectus.

There is no established public market for our common stock and we have arbitrarily determined the offering price. Our Common Stock is not currently listed or quoted on any quotation service. There can be no assurance that our common stock will ever be quoted or that any market for our stock will ever develop.


INVESTORS IN THE COMMON STOCK SHOULD HAVE THE ABILITY TO LOSE THEIR ENTIRE INVESTMENT SINCE AN INVESTMENT IN THE COMMON STOCK IS SPECULATIVE AND SUBJECT TO MANY RISKS, INCLUDING THE QUESTION AS TO WHETHER WE CAN CONTINUE AS A GOING CONCERN AND OUR NEED TO RAISE OPERATING CAPITAL. SEE SECTION ENTITLED "RISK FACTORS" ON PAGE 5.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. None of these securities may be sold until a registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                                   Per Share       Per Share            Number
          Per Share      Underwriting discounts     Proceeds       Proceeds           of Shares
       Price to public      and commissions        to Company    to Shareholders  Available For Sale
       ---------------      ---------------        ----------    ---------------  ------------------
           $0.65                 $0.00               $0.65            $0.00            1,100,000
           $0.65                 $0.00               $0.00            $0.65              506,000

Total $1,043,900                 $0.00            $715,000         $328,900            1,606,000

The date of this Prospectus is XXX, XX, 2004.

                               TABLE OF CONTENTS


Summary ...................................................................   3
Offering ..................................................................   4
Risk Factors ..............................................................   5
Forward Looking Statements ................................................   8
Use of Proceeds ...........................................................   8
Determination of Offering Price ...........................................  10
Dilution ..................................................................  10
Dividend Policy ...........................................................  11
Selling Shareholders ......................................................  11
Plan of Distribution ......................................................  13
Legal Proceedings .........................................................  16
Directors, Officers, Promoters and Control Persons ........................  16
Security Ownership of Certain Beneficial Owners and Management ............  19
Description of Securities .................................................  19
Interest of Named Experts and Counsel .....................................  19
Legal Matters .............................................................  20
Securities Act Indemnification Disclosure .................................  20
Organization in the Last Five Years .......................................  20
Description of Business ...................................................  20
Plan of Operation .........................................................  28
Description of Property ...................................................  29
Certain Relationships and Related Transactions ............................  29
Market Price Of and Dividends on the Registrants Common Equity and
 Other Shareholder Matters ................................................  30
Executive Compensation ....................................................  30
Financial Statements ......................................................  31
Changes in or Disagreements with Accountants on Accounting Control and Financial Disclosure .................................................  31

SUMMARY



Sandpointe Group, Inc. was incorporated in Nevada on December 30, 1999 for the purpose of marketing and selling its brand of inline skates and inline skate accessories. Inline skates and inline skate accessories are our principal products, but we have not to date completed any designs, development or manufactured any brand of inline skates or inline skate accessories. We are a development stage company that from inception to date has received no revenues, and has initiated our first phase of operations in the furtherance of our business plan. Our first phase of operations has consisted of the following steps to advance our business plan for our extreme sports inline skating company; we have had informal discussions with manufacturers, retailers, marketers, and pro-skaters regarding our inline skate products, we have secured our domain name and our preliminary web site is functioning at www.SandPointeGroup.com, we have prepared our filing with the Securities and Exchange Commission, we have drafted our business plan and identified our target market. Sandpointe's principal executive office address is 5429 Russell Avenue #33, Los Angeles, CA 90027. Our corporate mailing address is 8033 West Sunset Blvd. #541, Hollywood, CA 90046. The telephone number is (619) 977-7726.


We received our initial funding of $4,600 through the sale of common stock to investors from the period of December 1, 2003 until April 28, 2004. We offered and sold 506,000 common stock shares (post-split basis) at $0.10 per share to 46 non-affiliated private investors.


The company does not consider itself to be a blank check company as defined in Rule 419 of Regulation C of the Securities Act of 1933. The company has a specific business plan and is seeking the funds to execute its business plan. Rule 419 of Regulation C promulgated under the Securities Act of 1933 applies to companies having no specific business plans other than to engage in a merger or acquisition with an unidentified company or companies, or other entity. We do not anticipate or intend to be used as a vehicle for a reverse merger or merge with or acquire another company in the foreseeable future. We are aggressively pursuing our business plan given the current financial status of the company. We have taken the following steps to advance our business plan; we have had informal discussions with manufacturers, retailers, marketers, and pro-skaters regarding our inline skate products, we have secured our domain name and our preliminary web site is functioning at www.SandPointeGroup.com, we have prepared our filing with the Securities and Exchange Commission, we have drafted our business plan and identified our target market. Sandpointe Group Inc. was formed for the purpose of executing a specific business plan developed by our founder, Mr. Robb, as set forth in this prospectus. We are moving forward with our development as defined in the business plan. Our director and officer has extensive experience and contacts in the sporting goods marketplace which we believe will be valuable to us in launching our products. Based upon the above, we believe Sandpointe Group Inc. is not within the scope of Rule 419.

Our audited financial statements for the year ended December 31, 2003 and the six months ended June 30, 2004 report no revenues and a cumulative net loss of $20,189.

We have no liquidation or dissolution plans should we be unable to receive funding. It is possible that we may not be able to implement our business plan. We would then investigate reasonable business options available to retain value for our shareholders. This could possibly be achieved by offering our designs to other inline skating manufacturers or offer our marketing strategy to other companies seeking to target the extreme sports market. We could also change our business plan to keep our company financially solvent by developing alternatives to our existing business plan, such as offer design and setup of inline skating companies for others, or seek a partnership with another business entity that would complement our business plan goals. Currently, there are no pending arrangements, understandings or agreements with other businesses, or entities, or forming partnerships, or any other material transactions.

SUMMARY FINANCIAL DATA

The financial data presented below should be read in conjunction with the more detailed financial statements and related notes included elsewhere in this prospectus.

Balance Sheet Data (Audited):
                                     6/30/2004       6/30/2003
                                     ---------       ---------
Cash                                 $  4,411        $    942

Total Assets                         $  4,411        $    942

Stockholders Equity                  $  2,706        $    210
Additional Paid in Capital           $ 21,894        $ 20,790
Accumulated Deficit                  $-20,189        $-20,058

Total Liabilities                    $  4,411        $    942

Income Statement Data (Audited):
                                     6 mo ended      6 mo ended     Inception to
                                     6/30/2004       6/30/2003       6/30/2004
                                     ---------       ---------       ---------
Revenues                             $     0         $      0         $     0
General/Admin Expenses               $    131        $      0         $20,189

Net Loss                             $    131        $      0         $20,189



OFFERING

Securities Being Offered    1,606,000 shares of common stock, 1,100,000 which we
                            are offering, and 506,000 which are being offered by the selling shareholders. All shares offered will be offered at a price of $0.65 per share. This offering will terminate on the earlier of the sale of all of the 1,100,000 shares offered by the company or 180 days after the date of the prospectus, and the selling shareholders offering of 506,000 shares will terminate on the earlier of the sale of all of the shares or the shares no longer need to be registered to be sold or when the company decides to terminate the registration of the shares.

Price per share             $0.65 as determined by the selling shareholders. The
                            selling shareholders will sell their shares at a fixed price per share of $0.65 until our shares are quoted on the Over The Counter Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions. All of the shares being registered for sale by the Company will be sold at a fixed price per share of $0.65 for the duration of the offering.


Securities Issued
and Outstanding             2,706,000 shares of common stock are issued and
                            outstanding before offering. 3,806,000 outstanding after offering.

RISK FACTORS


This section includes all of the known material risk factors associated with this offering and investors in Sandpointe Group, Inc. should carefully consider each prior to making an investment in our stock:

WE ARE A DEVELOPMENT STAGE COMPANY THAT IS IN THE INITIAL PHASE OF OPERATIONS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

     We have never earned revenues and we have never been profitable. We anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses in the foreseeable future. We recognize that if we are unable to generate significant revenues from our business development, we will not be able to achieve profitability or continue our operations.

OUR FINANCIAL STATUS CREATES A DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN. OUR INDEPENDENT AUDITORS HAVE ISSUED AN AUDIT OPINION FOR SANDPOINTE WHICH INCLUDES A STATEMENT DESCRIBING OUR GOING CONCERN STATUS. IF OUR BUSINESS PLAN FOR THE FUTURE IS NOT SUCCESSFUL, INVESTORS WILL LIKELY LOSE ALL OF THEIR INVESTMENT IN OUR STOCK. THE COMPANY HAS NOT COMPLETED THE DESIGN OR DEVELOPMENT OF, OR MANUFACTURED, ANY PRODUCTS. THE COMPANY HAS NO CONTRACTS WITH ANY DESIGNER OR MANUFACTURER.

     As noted in our accompanying financial statements, our cumulative net loss to date of $20,189, our need for additional capital, and the fact we have only begun taking the first steps in our business plan of operations create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company accomplishing only our initial operations, no revenues, or profits.

SANDPOINTE HAS NO SALES, PROVEN MARKET, OR CONSUMER DEMAND. WITHOUT SIGNIFICANT USER DEMAND FOR OUR INLINE SKATING PRODUCTS, THE COMPANY COULD HAVE CONTINUED NEGATIVE CASH FLOW AND BE UNABLE TO REMAIN IN BUSINESS.

     The lack of a proven market for our inline skating products means that the true market for this product may be minor or nonexistent. This could result in little or no product sales, possibly resulting in the loss of all of our shareholders' investment in our company and the cessation of our business.


PART OF OUR BUSINESS STRATEGY IS RAISING CASH OF $715,000. WITHOUT THIS FUNDING, WE COULD REMAIN AS A START-UP COMPANY ACCOMPLISHING ONLY OUR INITIAL MATERIAL OPERATIONS. WE MAY BE ONLY PARTIALLY SUCCESSFUL OR COMPLETELY UNSUCCESSFUL IN IMPLEMENTING OUR BUSINESS PLAN, RESULTING IN OUR SHAREHOLDERS LOSING PART OR ALL OF THEIR INVESTMENT.

     We believe the most likely source of our $715,000 funding is through a future sale of common stock in order to complete our current business plan. We have not yet identified any specific individuals or entities needed to provide our funding. Without this funding, we could remain as a start-up company accomplishing only the initial phase of our operations. If we use equity capital as a source of funding, potential new shareholders may be unwilling to accept either the likely dilution of their per share value or the high level of risk involved with our unproven products. Without this funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our shareholders may lose part or all of their investment.


OUR COMPETITORS HAVE BEEN IN BUSINESS LONGER THEN WE HAVE AND HAVE SUBSTANTIALLY GREATER RESOURCES THAN WE DO. SHOULD WE BE UNABLE TO ACHIEVE ENOUGH CUSTOMER MARKET SHARE IN OUR INDUSTRY, WE MAY EXPERIENCE LOWER LEVELS OF REVENUE THAN OUR BUSINESS PLAN ANTICIPATES, RESULTING IN NET LOSSES.

     In our development stage, we will have size and market share disadvantages as we attempt to implement our marketing plan. Once our products are developed, we plan to market them by advertising, hiring a marketing manager and salespeople, and through our web site. However, we may be unsuccessful in achieving our sales goals and market share and, therefore, be unable to ever become a competitive force in our industry.

THERE IS NO CURRENT PUBLIC MARKET FOR OUR SECURITIES. AS OUR STOCK IS NOT PUBLICLY TRADED, INVESTORS SHOULD BE AWARE THEY PROBABLY WILL BE UNABLE TO SELL THEIR SHARES AND THEIR INVESTMENT IN OUR SECURITIES IS NOT LIQUID.

     We are not registered on any public stock exchange, however, we plan to contact a market maker to obtain a listing for trading on the OTC Electronic Bulletin Board. We do not know when we will be able to contact a market maker, and there is no guarantee of trading volume or trading price levels sufficient for investors to sell their stock, recover their investment in our stock, or profit from the sale of their stock.

OUR DIRECTOR/OFFICER BENEFICIALLY CURRENTLY OWNS 81% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK, AFTER THE PROPOSED OFFERING, HE WILL OWN 58% OF THE OUTSTANDING SHARES. HE WILL CONTROL AND MAKE CORPORATE DECISIONS THAT MAY DIFFER FROM THOSE THAT MIGHT BE MADE BY THE OTHER SHAREHOLDERS.

     Due to the controlling amount of his share ownership in our company, our sole director/officer will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control. His interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

THE CURRENT OFFICER, IAN ROBB, IS THE SOLE OFFICER AND DIRECTOR OF THE COMPANY, AND AT THE SAME TIME, HE IS INVOLVED IN OTHER BUSINESS ACTIVITIES AS AN INDEPENDENT MARKETING AND BRAND CONSULTANT FOR THE SPORTING GOODS INDUSTRY. SANDPOINTE'S NEEDS FOR HIS TIME AND SERVICES COULD CONFLICT WITH HIS OTHER BUSINESS ACTIVITIES. THIS POSSIBLE CONFLICT OF INTEREST COULD RESULT IN HIS INABILITY TO PROPERLY MANAGE SANDPOINTE'S AFFAIRS, RESULTING IN SANDPOINTE REMAINING AS A START-UP COMPANY ACCOMPLISHING ONLY OUR INITIAL MATERIAL OPERATIONS, NO REVENUES, OR PROFITS.

     Mr. Robb currently devotes a nominal amount of time, less than five hours per week, to manage the business affairs of our company and does not anticipate his current business activities to present any conflict of interest with his position with Sandpointe, however we have not formulated a plan to resolve any possible conflicts that may arise. While Sandpointe has not formally adopted a plan to resolve any potential or actual conflicts of interest that exist or that may arise, Mr. Robb has verbally agreed to limit his role in all other business activities and devote full time services, 40 hours per week, to Sandpointe after we raise sufficient capital and are able to provide officers' salaries per our business plan.

OUR MANAGEMENT WILL HAVE DISCRETION TO USE THE PROCEEDS FROM SALES OF THE COMMON STOCK FOR THE BENEFIT OF THE COMPANY AND ADVANCING THE BUSINESS PLAN HOWEVER, SUCH USES MAY NOT YIELD A FAVORABLE RETURN.

     While we intend to use the net proceeds from any common stock we are able to sell principally for working capital needs and general corporate purposes, including product and market development, our management will have discretion to spend the proceeds from this offering for the benefit of the company and advancing the company's business plan. Management has committed to using the proceeds raised in this offering for the uses set forth in the proceeds table. However, certain factors, such as increases in marketing costs or in production costs could result in the company being forced to reduce the proceeds allocated for other uses, such as compensation in order to accommodate these unforseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effects on our financial condition and could cause the price of our common stock to decline.

THE COMPANY'S PLAN TO OFFER 1,100,000 SHARES FOR SALE TO INVESTORS IN ORDER TO RAISE $710,000 IN NET FUNDS TO ADVANCE ITS BUSINESS PLAN WILL RESULT IN A SUBSTANTIAL IMMEDIATE DILUTION OF THEIR INVESTMENT TO THOSE WHO CHOOSE TO PURCHASE THE SHARES IN OUR OFFERING.

     Depending upon the subscription level of our offering, new investors will experience an immediate loss of value in their purchase of shares of common stock of our company of 71% at the 100% subscription level of all 1,100,000 shares, or should the offering be 60% or 30% subscribed, the immediate dilution would be respectively 80% and 89%. Investors should carefully consider the fact that they will immediately incur a major realized loss of value of their investment.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

USE OF PROCEEDS


We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders. If we sell all shares of common stock offered by the company being registered in this offering, we will receive net proceeds of $710,000.

The table below shows how proceeds from this offering would be used during the twelve months after the offering based upon management's business plan estimates.


     Total shares offered                                        1,100,000
     Percent of total shares offered                                   100%
     Shares sold                                                 1,100,000

     Gross proceeds from offering                                  715,000
     Less: offering expenses                                         5,000
                                                                 ---------
     Net proceeds from offering                                    710,000

     Use of net proceeds
     Salaries                                                       75,000
     Equip & Furniture                                              55,000
     Website                                                        18,000
     Marketing & Endorsements                                      120,000
     Travel                                                         30,000
     Product manufacturing & shipping                              330,000
     Office expenses & supplies                                     82,000

The table below shows how proceeds from this offering would be used for scenarios where we sell various amounts of the shares and the priority of the use of net proceeds in the event actual proceeds are not sufficient to accomplish the uses set forth. These revised estimates are contingent upon reduced funding levels are based upon management's business plan estimates for twelve months after receiving funding.


While management has developed the following estimates to the best of its ability, there can be no assurance that we will spend the proceeds exactly as laid out in the table. Certain factors, such as increases in advertising rates or in production costs could result in the company being forced to reduce the proceeds allocated for other uses, such as compensation, in order to accommodate these unforeseen changes.

     Total shares offered                      1,100,000           1,100,000
     Percent of total shares offered                  30%                 60%
     Shares sold                                 330,000             660,000

     Gross proceeds from offering                214,500             429,000
     Less: offering expenses                       5,000               5,000
                                               ---------           ---------
     Net proceeds from offering                  209,500             424,000

     Use of net proceeds
     Salaries                                     24,000              47,000
     Equip & Furniture                            17,000              35,000
     Website                                       5,500              11,000
      Marketing & Endorsements                    40,000              77,000
     Travel                                        5,000              19,000
     Product manufacturing & shipping            109,000             216,000
     Office expenses & supplies                    9,000              19,000


It is possible that no proceeds may be raised from this offering. It is also possible that some, but not all, of the 1,100,000 shares offered will be sold. If fewer than all of the shares are sold, we may ultimately need to modify our business plan and our plan of product development and introduction of products into the market may be delayed. We have determined if only 10% of our net funding is received, $71,000, we would allocate $18,000 to develop our website and the remaining $53,000 to marketing and brand awareness. There can be no assurance that any delay or modification will not adversely affect our development and ultimately our chance of success.


If we require additional funds to develop our plan, such funds may not be available on terms acceptable to us, or at all.

The amounts set forth above are estimates developed by our management for allocation of net proceeds of this offering based upon our current plans and prevailing economic and industry conditions and assumes that we are able to sell the number of the shares set forth in each column above. Although we do not currently contemplate material changes in the proposed use of proceeds set forth above, to the extent that our management finds that adjustments are required, the amounts shown may be adjusted among the uses indicated. Our proposed use of proceeds is subject to changes in general, economic and competitive conditions, timing and management discretion, each of which may change the amount of proceeds expended for the purposes intended, but any changes would be limited to making adjustments among the uses indicated. Changes in general, economic, competitive and market conditions and our financial condition would include, without limitation, the occurrence of a national economic slowdown or recession, a significant change in the fitness equipment or accessories industry and the environment in which we operate, and/or regulatory changes in general. While our management is not currently aware of the existence or pending threat of any of the foregoing reasons, we provide you no assurance that one or more of such events will not occur.

DETERMINATION OF OFFERING PRICE


The shareholders set the offering price of the common stock at $0.65 per share. The shareholders arbitrarily set the offering price based upon their collective judgement as to a price per share they were willing to accept. The price of $0.65 per share is a fixed price until the securities are listed on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.


DILUTION

Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the total number of shares of common stock outstanding. Our net tangible book value at June 30, 2004 was $4,411 or $0.002 per share of common stock. Dilution per share represents the difference between the offering price of $0.65 per share and the net tangible book value per share of common stock, as adjusted, immediately after this offering.


Prior to the completion of the offering, our net tangible book value was $4,411. After giving effect to a 100% completion of the offering and after deducting offering expenses estimated to be $5,000, our pro forma net tangible book value will be $714,411 or $0.188 per share. This represents an immediate increase in pro forma net tangible book value of $0.186 per share to existing stockholders and an immediate dilution of $0.462 per share, or approximately 71% of the offering price, to investors purchasing shares of common stock in the offering, or should the offering be only 60% or 30% subscribed, the immediate dilution would be respectively 80% and 89%.


     Public offering Price per share                                   $0.65
     Net Tangible Book Value per share before offering                 $0.002
     Increase Per Share attributable to sale of these shares           $0.186
     Pro-Forma Net Tangible Book Value after offering                  $0.188
     Dilution per share to Public Investors                            $0.462

The following table summarizes as of December 1, 2004, the number of shares purchased as a percentage of our total outstanding shares, the aggregate amount paid for such shares, the aggregate amount paid figured as a percentage of the total amount paid, and the average amount paid per share for such shares. For purposes of this table, the sale to the public of these shares is assumed to have taken place on December 1, 2004.

                            Shares Purchased       Total Consideration Paid   Average
                          Number        Percent     Amount         Percent    Per Sh
                          ------        -------     ------         -------    ------
Existing Shareholders   2,706,000          71      $  24,600          3.3     $0.009
New Investors           1,100,000          29      $ 715,000         96.7     $ 0.65
                        ---------        ----      ---------        -----     ------
Total                   3,806,000         100      $ 739,600          100     $0.194

The following table sets forth the estimated net tangible book value ("NTBV") per share after the offering and the dilution to persons purchasing shares based upon various levels of sales of the shares being achieved.


Shares outstanding prior to offering                2,706,000

Total shares offered                                1,100,000        1,100,000
Shares sold                                           330,000          660,000
Public offering price                              $     0.65       $     0.65

Per share increase attributable to
new investors                                      $    0.069       $    0.126
NTBV per share prior to offering                   $    0.002       $    0.002
                                                   ----------       ----------
Post offering pro forma NTBV per share             $    0.07        $    0.127
Dilution to new investors                          $    0.58        $    0.523
Percent of dilution of the offering price                 89%              80%


DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of the business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering 506,000 shares of common stock offered through this prospectus. The shares include the following:

     1. 46,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration pursuant to Section 4(2) as amended of the Securities Act of 1933 and completed on April 28, 2004; and
     2. 460,000 shares of our common stock that the selling shareholders received pursuant to an 11 for 1 forward stock split (10 new shares for each existing share) executed May 21, 2004.

The following table provides as of December 1, 2004, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

     1.   The number of shares owned by each prior to this offering;
     2.   The total number of shares that are to be offered for each;
     3. The total number of shares that will be owned by each upon completion of the offering;
     4.   The percentage owned by each; and
     5. The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this prospectus and do not purchase additional shares of common stock. The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 2,706,000 shares outstanding on December 1, 2004.


                             Shares        Total of       Total         Percent
                           Owned Prior      Shares        Shares         Owned
     Name of                 To This       Offered        After          After
Selling Shareholder         Offering       For Sale      Offering      Offering
-------------------         --------       --------      --------      --------
Donald S. Allen              11,000         11,000          0             0
David Alpert                 11,000         11,000          0             0
Aracely Romero Alvarado      11,000         11,000          0             0
Jaquelin Ortiz Araujo        11,000         11,000          0             0
Lisa Asaro                   11,000         11,000          0             0
Rocio Palacios Baldera       11,000         11,000          0             0
Jeff Barboni                 11,000         11,000          0             0
Adam Barker                  11,000         11,000          0             0
Richard Lee Bibo             11,000         11,000          0             0
Teresa Chavez                11,000         11,000          0             0
Dan Costello                 11,000         11,000          0             0
Berta Davis                  11,000         11,000          0             0
Pilar Diffenderfer           11,000         11,000          0             0
Laura Elena                  11,000         11,000          0             0
David or Tara Eby            11,000         11,000          0             0
Eric Emlet                   11,000         11,000          0             0
Fernanco Razo Espinoza       11,000         11,000          0             0
Russell Feingold             11,000         11,000          0             0
Rogelio Ramos Felix          11,000         11,000          0             0
Jordan Firter                11,000         11,000          0             0
Saul Roda Flores             11,000         11,000          0             0
Tim Griffin                  11,000         11,000          0             0
Shadi Hanna                  11,000         11,000          0             0
Tracy Heida                  11,000         11,000          0             0

Nichole Hudson               11,000         11,000          0             0
Frank Ikeler                 11,000         11,000          0             0
Cynthia Jackson              11,000         11,000          0             0
Felix Ortega Jimenez         11,000         11,000          0             0
Bruce Johnson                11,000         11,000          0             0
Jaime Lara                   11,000         11,000          0             0
Rodrigo Sanchez Lopez        11,000         11,000          0             0
Michael Marck                11,000         11,000          0             0
John Neel                    11,000         11,000          0             0
Adela Pinedo                 11,000         11,000          0             0
Roberto Pulido               11,000         11,000          0             0
Angustia Quezada             11,000         11,000          0             0
Ramon Rangel                 11,000         11,000          0             0
Joe Risk                     11,000         11,000          0             0
Tricia Rosenkranz            11,000         11,000          0             0
Patricia Palafox Ruiz        11,000         11,000          0             0
Joseph SanFelippo            11,000         11,000          0             0
Kelly Stonesifer             11,000         11,000          0             0
Stephanie Strange            11,000         11,000          0             0
Deborah Sturch               11,000         11,000          0             0
Jeanette Talvy               11,000         11,000          0             0
Sherrie Ward                 11,000         11,000          0             0

Total Number of Shares
Owned Prior to Offering     506,000

Total Number of Shares                     506,000
Offered for Sale


To our knowledge, none of the selling shareholders:

     1. Has had a material relationship with Sandpointe other than as a shareholder as noted above at any time within the past three years;
     2. Has ever been an officer or director of Sandpointe; or 3. Are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION


We will conduct the sale of the shares we are offering on a self-underwritten, best-efforts basis. This means that we do not have an underwriter and that we will sell the shares directly to investors. All the shares of our common stock that we are registering for sale by the company that we are able to sell will be sold at a price per share of $0.65. There can be no assurance that we will sell all or any of the shares offered. We have no arrangements or guarantees that we will sell any shares. All subscription checks shall be made to the order of Sandpointe Group, Inc. Our offering will terminate on the earlier of the sale of all of the shares or 180 days after the date of the prospectus. We currently have not identified the person(s) who will be selling securities on behalf of our company. We currently have not determined a plan of how the company will solicit investors interested in purchasing our stock.


While we do not anticipate utilizing any registered securities broker-dealers in connection with any sales of the shares and have no arrangements to use any broker-dealers, we may, in our discretion, accept subscriptions for shares through broker-dealers that are members of the National Association of Securities Dealers, Inc. And are willing to, in connection with such sale, pay a commission of up to 10% of the price of each share sold. No officers or directors shall receive any commissions or compensation for their sales of the shares pursuant to the terms hereof.

The selling shareholders have not informed us of how they plan to sell their shares. However, they may sell some or all of their common stock in one or more transactions:

     1. on such public markets or exchanges as the common stock may from time to time be trading;
     2.   in privately negotiated transactions; or
     3.   in any combination of these methods of distribution.


The sales price to the public has been determined by the shareholders to be $0.65. The price of $0.65 per share is a fixed price until the securities are quoted for trading on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.


The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in its filings under the Securities an Exchange Act of 1934. Such filings include, but are not limited to, the issuer's quarterly reports and annual reports; (b) Rule 144 allows resale of restricted and control securities after a one year hold period, subjected to certain volume limitations, and resales by non-affiliates holders without limitations after two years; ( c ) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

The selling shareholders may also sell their shares directly through market makers acting in their capacity as broker-dealers. Sandpointe will apply to have its shares of common stock quoted on the OTC Bulletin Board immediately after the date of this prospectus. Sandpointe anticipates once the shares are quoted on the OTC Bulletin Board the selling shareholders will sell their shares directly into any market created. Selling shareholders will offer their shares at a fixed price of $0.65 per share until the common stock is quoted on the OTC Bulletin Board at which time the prices the selling shareholders will receive will be determined by the market conditions. Selling shareholders may also sell in private transactions. Sandpointe cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market. The shares may be sold by the selling shareholders, as the case may be, from time to time, in one or more transactions. Sandpointe does not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the shares.

Commissions and discounts paid in connection with the sale of the shares by the selling shareholders will be determined through negotiations between the shareholders and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers fee schedule, the size of the transaction and other factors. The separate costs of the selling shareholders will be borne by the shareholder. The selling shareholders will, and any broker-broker dealer or agent that participates with the selling shareholders in the sale of the shares by them may be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act. In the event any selling shareholder engages a broker-dealer to distribute its shares, and the broker-dealer is acting as underwriter, Sandpointe will be required to file a post effective amendment containing the name of the underwriter.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law. Regulation M prohibits certain market activities by persons selling securities in a distribution. To demonstrate their understanding of those restrictions and others, selling shareholders will be required, prior to the release of unlegended shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this prospectus, and if they are effecting sales on the Electronic Bulletin Board or inter-dealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of Sandpointe common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase Sandpointe common stock.

If the company's common shares are quoted for trading on the OTC Electronic Bulletin Board the trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a "penny stock". For the purposes relevant to Sandpointe, it is defined as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the broker/dealer relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Before you trade a penny stock your broker is required to tell you the offer and the bid on the stock, and the compensation the salesperson and the firm receive for the trade. The firm must also mail a monthly statement showing the market value of each penny stock held in your account.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.


Sandpointe is bearing all costs relating to the registration of the common stock. While we have no formal agreement to provide funding with our director, he has verbally agreed to advance additional funds in order to complete the registration statement process. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock.


LEGAL PROCEEDINGS

Sandpointe is not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The director and officer of Sandpointe, whose one year term will expire 03/15/05, or at such a time as his successor(s) shall be elected and qualified is as follows:

Name & Address                Age   Position   Date First Elected   Term Expires
--------------                ---   --------   ------------------   ------------
Ian Robb                      34    President,       08/22/03         03/15/05
8033 West Sunset Blvd. #541         Secretary,
Hollywood, CA 90046                 Director

The foregoing person may be deemed a "promoter" of Sandpointe, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been appointed and qualified.

The director and officer currently devotes a nominal amount of time, approximately 5-7 hours per week, to manage the business affairs of our company. As of the date of this filing, the amount of time the director and officer intends to devote to our company is dependant on the funding received by the company. As funds become available to execute the business plan more time will be devoted by the director to the execution of the business plan.

No executive officer or director of the corporation has been the subject of any order, judgement, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

Resume


Mr. Robb is currently working as an independent marketing and brand consultant for the sporting goods industry. He works with clients to develop business plans, marketing plans, and brand strategies for their businesses. Mr. Robb does not anticipate his current business activities presenting any conflicts of interest with his position as director and president of Sandpointe.


TUNED IN SPORTS


Tuned In Sports is a sporting goods manufacturer and marketer that creates and sells surf equipment, body boards, surfboards, leashes, clothing, t-shirts, hats, yoga mats, camping gear, tents, and camping furniture.

Marketing Director/Brand Manager
1999 - July, 2004


*    Redeveloped the corporate identity of Tuned In Sports.
*    Creating and branding product lines.
*    Created company mission.
*    Licensing and distributing product lines.
*    Founded bodyboard brand.
* Oversaw operations, sales, marketing, advertising, payables, collections and manufacturing.
*    Grew domestic sales with bodyboard brand.
* Initiated foreign sales channels in France, Japan, Australia, England and Portugal.

OCEAN STORM INTERNATIONAL


Ocean Storm International is bodyboard and surfboard manufacturer, marketer, and licensor.


Director of Sales and Marketing
1997 - 1999

*    Increased sales first and second years with the company.
*    Created advertising and marketing campaigns for three brands.
*    Promoted to General Manager March, 1999.

NO FEAR CLOTHING


No Fear Clothing is a sporting goods clothing company that manufacturers and sells t-shirts, hats, shorts, pants, trunks, and apparel to the surf and skate clothing market.


Director of Surf Operations
1996 - 1997

*    Directed company's marketing efforts and advertising campaigns.
*    Oversaw production.
*    Managed surf product line.
*    Managed sales department.
*    Prepared 1997 surf budgets.

ROAD RUNNER SPORTS


Road Runner Sports is a call center and catalogue for sporting goods equipment and apparel that carries many brands targeted for the running market.


Sales Trainer
1993 - 1996

*    Conducted orientation classes for all incoming new sales hires.
* Responsible for ongoing sales and service training for staff of 70 people.
* Received national recognition for staff's superior sales and customer service skills.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of Sandpointe's voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of Sandpointe.


Sandpointe's common stock through the most current date - December 1, 2004:


Title of           Name &                          Amount &            Percent
 Class             Address                       Nature of owner        Owned
 -----             -------                       ---------------        -----
Common       Ian Robb                              2,200,000 (a)         81%
             8033 West Sunset Blvd. #541
             Hollywood, CA 90046

Total Shares Owned by Officers
 & Directors as a Group                            2,200,000             81%
----------
(a) Mr. Robb received 200,000 shares of the company's common stock on August 25, 2003 for administrative services and services related to the company's business plan. Mr. Robb received 2,000,000 shares of our common stock pursuant to an 11 for 1 forward stock split (10 new shares for each existing share) executed May 21, 2004.

DESCRIPTION OF SECURITIES

Sandpointe's Certificate of Incorporation authorizes the issuance of 50,000,000 shares of common stock, .001 par value per share. There is no preferred stock authorized. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders, and do not have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution, or winding up of Sandpointe, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption with respect to such shares.

INTEREST OF NAMED EXPERTS AND COUNSEL


No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest meaning no one has received shares, enticement, or any compensation other than the agreed upon fixed fees, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee. The accounting firm of Armando C. Ibarra, CPA is an expert that audited the financial statements of the company.

LEGAL MATTERS

Karen Batcher, our independent counsel, has provided an opinion on the validity of our common stock.

SECURITIES ACT INDEMNIFICATION DISCLOSURE

Sandpointe's By-Laws allow for the indemnification of company officers and directors in regard to their carrying out the duties of their offices. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ORGANIZATION IN THE LAST FIVE YEARS

Sandpointe Group, Inc. was incorporated in Nevada on December 30, 1999. In August of 2003 the board of directors voted to seek capital and began implementation of our business plan. During December 2003 through April 2004 we received our initial funding through the sale of common stock to 46 non-affiliated private investors. Sandpointe does not have any, nor has it had any, associations with any promoters aside from Mr. Robb, our director, who is considered a promoter.

DESCRIPTION OF BUSINESS

FORM AND YEAR OF ORGANIZATION


Sandpointe Group, Inc. was incorporated in Nevada on December 30, 1999. Until August of 2003 we had no business activity. During the last three years we took the following steps in furtherance of our plan of operations: developed our business plan, secured the domain name SandpointeGroup.com, and initiated our website. We are a development stage company in its initial phase of operations. Our plan of operations is for revenues to begin within the next twelve months.


BANKRUPTCY OR SIMILAR PROCEEDINGS

There have been no bankruptcy, receivership or similar proceedings.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS


Sandpointe Inc. plans to market and sell its brand of inline skates and inline skate accessories. We intend to design and manufacture a line of inline skate products for the extreme sports, leisure, and recreational markets. Our goal is to develop innovative and practical skate accessories and skate designs. We intend to market our products through the endorsement of professional skaters, advertising, and through skate event sponsorships. Our objective is to gain market share, penetrate our target audience, and establish the company as an inline skating products company by building a successful brand. The company is in its development stages and has only commenced its initial operations.

Our objective is to reach a portion of a potentially large market of recreational and fitness enthusiasts. Our goal is to support the expansion of inline skating by promoting this niche market in all skating sports venues. Our plans for skate products will also help to drive sales and expand the marketplace. One of the products we intend to release is a design for boots and shoes that have a fabric wheel cover that allows skaters to enter retail establishments or travel anywhere with their skates on while protecting the skates and the surfaces they tread upon. We also plan to release inline skates with a sail for street sailing which will help facilitate a new niche sport that combines windsurfing and inline skating. These proposed products, and the marketing efforts initiated around their release, should establish us as a brand in the skating sports marketplace.


Initial funding for the company will be used primarily for material costs, prototypes, product development, trademark acquisition, rental equipment, marketing, operational and administrative costs, and expanding our website. Our plan is to begin sales by establishing our brand through advertising and sponsorships. Our objective is to advertise on the Internet, at skate races, special events, and trade shows. We also plan to do a post card mailing to skate shops and to advertise in many skating magazines. The market segmentation we will target can be broken down into five primary segments: recreational, fitness, speed, hockey, and extreme skaters. Sandpointe, Inc. intends to supply these market segments with useful, well designed products.


Our goal is to enroll designers and pro-skaters into becoming evangelists for our products. We intend to sponsor pro-skaters, involve them in the design process and modify products based upon their expert opinions. Skate products created by skaters will help us to design the most desirable product lines, lend credibility to our brand, and differentiate our brands from our competitors.


Our objectives are to:

*    Build our company into a premiere skating brand.
*    Create and design new skate products.
*    Fulfill after-market skate accessory demand.

*    Develop promotional skate tours.
*    Break even within in a short horizon.
*    Encourage our customers to live healthy lives by making skating more fun.
*    Offer skaters support through our web page.
* Develop a solid e-commerce and retail marketing strategy to maximize profits.
* Develop high quality in-line skating accessories through feedback from skaters.
*    Develop a niche market for our skating accessories.
* Maintain low overhead costs through watchful monitoring, scheduling of production, and overseas outsourcing.
*    Keep costs low at the manufacturing level.
*    Drop prices as production increases by creating economies of scale.

We intend to establish a service network for in-line skaters by providing products that help people incorporate skating into their daily lifestyles. We will seek to expand skating as an alternative to motorized transportation for doing local errands rather than driving cars. The health and fitness of people that are skating rather than driving will improve because skating makes the trip to the local grocery store or coffee shop an enjoyable way to exercise. Skating as transportation also reduces the stress of driving and having to search for parking. A person does not have to make time to exercise if skating becomes a lifestyle and is worked into daily activities. Skating can be fun and a great cardiovascular workout at the same time.


A problem that skaters often face is their skates not fitting well. This is usually due to poor design and low quality materials used to manufacture the skates. Lateral ankle support is essential due to the narrow wheel footprint of in-line skates. Because of this, skate boots have to be worn tighter than shoes. We will create a solution to this problem by first improving the quality of design and using the highest grade materials possible. Also, we will consult with podiatrists to achieve the proper lateral ankle support. Our objective is to deliver a superior product at an attractive price. Our plan is to listen to the opinions of skaters regarding skate designs and create designs to reflect those opinions with the goal of creating unique designs as a result.

We will also seek to expand skate sailing as an international sport within the extreme sports world. We will make the sails out of Kevlar and carbon fiber which is the lightest and strongest available sail material. Our goal is to promote skate sailing into a very popular sport. Skate sailing has the potential because it can be done on just about any surface making it possible for people in nearly any region to enjoy. The fact that the sport doesn't depend upon having access to a large body of water makes it accessible to anybody near a flat surface not just those living on a coastline or near a lake or bay.


Management has completed the following steps for our extreme sports inline skating company:

* We have had informal discussions with manufacturers, retailers, marketers, and pro-skaters regarding our inline skate products.

* We have secured our domain name and our preliminary web site is functioning at www.SandPointeGroup.com. The status of our web site is that it is currently in the design and development stage.
* We have drafted our business plan and identified our target market. Our target market was determined by the experience of our director in the sporting goods industry. No market studies were conducted.

PROSPECTIVE OPERATIONS

The company intends to seek funding for its operations beginning in December 2004. We plan to secure bids to produce our skate products within the next twelve months, and begin our marketing plan including athletic sponsorships, advertising, event promotions, retail, and web marketing. Currently, no contracts or agreements have been completed for our marketing plans or athlete endorsements. Our cost estimate to complete the next twelve months of our business plan is $710,000. We intend to utilize an offering of shares to the public to raise a total of $710,000 after paying offering costs. We intend to produce demonstration models of our skate designs upon securing partial or complete funding.


In order to further our business plan goals we will require the following expenditures and steps to be executed.


IN THE FIRST QUARTER OF 2005 (JANUARY - MARCH):

The company will require approximately $4,000 per month for general operating expenses which will include rent and utilities. We will also require $4,000 per month for management salaries, $2,667 per month for web site development, $1,333 per month for bookkeeping, $5,000 per month for marketing and advertising, $3,000 per month for athlete sponsorships, $2,500 per month for travel, $11,667 for outsource manufacturing, $3,333 for packaging, $6,667 for shipping. We will also incur one time costs of $30,000 for computers, and $25,000 for furniture. Total estimated first quarter expenditures are $187,500.

IN THE SECOND QUARTER OF 2005 (APRIL - JUNE):

The company will require approximately $5,000 per month for general operating expenses which will include rent and utilities. We will also require $4,000 per month for management salaries, $1,333 per month for web site development, $2,000 per month for bookkeeping, $5,000 per month for marketing and advertising, $3,000 per month for athlete sponsorships, $2,500 per month for travel, $13,333 for outsource manufacturing, $4,333 for packaging, $9,333 for shipping. Total estimated second quarter expenditures are $149,500.

IN THE THIRD QUARTER OF 2005 (JULY - SEPTEMBER):

The company will require approximately $8,333 per month for general operating expenses which will include rent and utilities. We will also require $4,333 per month for management salaries, $1,000 per month for web site maintenance, $2,333 per month for bookkeeping, $5,000 per month for marketing and advertising, $7,000 per month for athlete sponsorships, $2,500 per month for travel, $13,333 for outsource manufacturing, $4,333 for packaging, $9,333 for shipping. Total estimated third quarter expenditures are $172,500.

IN THE FOURTH QUARTER OF 2005 (OCTOBER - DECEMBER):

The company will require approximately $10,000 per month for general operating expenses which will include rent and utilities. We will also require $4,333 per month for management salaries, $1,000 per month for web site maintenance, $2,667 per month for bookkeeping, $5,000 per month for marketing and advertising, $7,000 per month for athlete sponsorships, $2,500 per month for travel, $16,667 for outsource manufacturing, $6,000 for packaging, $11,667 for shipping. Total estimated fourth quarter expenditures are $200,500.

Our timetable is: 2 months to raise initial capital starting in December of 2004. In our business plan, our budget calls for us to raise $715,000 we have decided that the most practical way to raise these funds, is through a sale of common stock to the general public. We intend to ask the legal and accounting professionals who have assisted us in this filing for referrals to professionals that have clients who invest in start up companies. We intend to use Kug Way Co., Ltd in Taipei, Taiwan to supply our raw materials and manufacture our skate products, however, we currently have no agreements or contracts. We have had informal discussions with Kug Way Co., Ltd, however, no negotiations have occurred as of the date of this filing.


We intend to market our skate products through athletic sponsorships, retail, the Internet, skate events, print advertising, radio, and direct marketing. We plan to run ads in only select publications that directly target our demographics. In addition, we plan to conduct special events and promotional marketing initiatives that are designed to draw traffic to our brands. We believe our management's experience in the extreme sports industry will provide us with the products and marketing initiatives that will achieve our desired business results.


Although Sandpointe intends to implement its business plan through the foreseeable future and will do its best to mitigate the risks associated with its business plan, there can be no assurance that such efforts will be successful. In order to meet the primary goals of our current business plan, we are seeking $710,000 in net funding. We do not yet have a plan for a scenario in which we receive partial funding, but we will consider moving ahead with our business plan if we receive partial funding by possibly modifying our business plan and achieving our goals at a slower pace while we seek additional funding sources. Management has determined to seek funding for our business plan through sales of registered securities to the general public.

We have no liquidation or dissolution plans should we be unable to receive funding. It is possible that we may not be able to implement our business plan. We would then investigate reasonable business options available to retain value for our shareholders. This could possibly be achieved by offering our designs to other inline skating manufacturers or offer our marketing strategy to other companies seeking to target the extreme sports market. We could also change our business plan to keep our company financially solvent by developing alternatives to our existing business plan, such as offer design and setup of inline skating companies for others, or offering our designs to other inline skating manufacturers or offer our marketing strategy to other companies seeking to target the extreme sports market. Currently, there are no pending arrangements, understandings or agreements with other businesses, or entities, or forming partnerships, or any other material transactions.


DISTRIBUTION METHODS OF PRODUCTS OR SERVICES


Sandpointe plans to utilize its management's background to market our skate products through athlete sponsorships, retail, the Internet, skate events, print advertising, radio, and direct marketing. We intend to use our sales and marketing strategy to create orders for our products from retailers. In many cases, our products will be distributed from the manufacturer to customers by the manufacturing facility shipping directly to retailers and retailers selling our products to the end user. We also intend to create relationships with regional distributors throughout the United States and Europe. Distributors will then use their relationships with retailers to create orders. We do not anticipate requiring a storage facility for the products because they will be shipped directly to the retailer.


STATUS OF ANY PUBLICLY ANNOUNCED  NEW PRODUCTS OR SERVICES


Sandpointe plans to market and sell its brand of inline skates and inline skate accessories.


COMPETITION AND COMPETITIVE POSITION


Sandpointe Group Inc's. competitors have longer operating histories, larger customer bases, and greater brand recognition than Sandpointe Group Inc. We are not aware of any significant barriers to Sandpointe Group's entry into the inline skate business, however, at this time, we have no sales or share of this market. We intend to compete by enrolling pro-skaters into becoming evangelists for our products. We intend to sponsor pro-skaters, involve them in the design process and modify products based upon their expert opinions. Skate products created by skaters will help us to design the most desirable product lines, lend credibility to our brand, and differentiate our brands from our competitors.

SUPPLIERS AND SOURCES OF RAW MATERIALS


We have identified the raw materials that will be necessary to create our inline skate products. We have also identified sources for those raw materials. We intend to use Kug Way Co., Ltd in Taipei, Taiwan to supply our raw materials and manufacture our skate products, however, we currently have no agreements or contracts. We have had informal discussions with Kug Way Co., Ltd, however, no negotiations have occurred as of the date of this filing. It is Sandpointe's objective to enter into an agreement with Kug Way Ltd., upon receiving adequate funding. Kug Way Ltd., is in skate products manufacturing business and will enter into an agreement with Sandpointe, Inc. upon receipt of funds.

The materials that will be required to make our skates are; rubber wheels, rubber molded foot pads, bearings, shoelaces, rubber stoppers, molded foot bed, leather, plastic, plastic composites, polyurethane, and a proprietary fastening system. We have relied upon the experience and expertise of our director to determine the materials required for our products.


DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

Sandpointe will not depend on any one or a few major customers. We intend to sell our products to sporting goods retailers and through the Internet within the United States.


PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We own our Internet domain name at SandpointeGroup.com. We have no current plans for any registrations such as copyrights, franchises, concessions, royalty agreements or labor contracts. We intend to file patent applications for our skate designs during the first quarter 2005 once the designs are complete and we produce demonstration models upon securing partial or complete funding. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

Sandpointe is not required to apply for or have any government approval for its products or services. However, The U.S. Consumer Product Safety Commission
(CPSC) is charged with protecting the public from unreasonable risks of serious injury or death from more than 15,000 types of consumer products under the agency's jurisdiction. The CPSC staff conducts and sponsors many research and study products in furtherance of its activities to improve product safety and reduce or eliminate potential hazards associated with the use of consumer products.

The CPSC warns that in-line skating can be hazardous if skaters do not wear helmets and other safety gear or do not learn to skate and stop safely. Most injuries involve wrists, arms and legs. CPSC recommends the use of safety gear to help prevent injuries with in-line skates. A helmet, elbow pads, kneepads, wrist guards and gloves should always be worn.

The company is aware of the current guidelines and will include the CPSC safety information in our instruction manuals and print them on all product packaging. We will also require the professional skaters we utilize for product promotion to follow all CPSC safety gear usage guidelines.


EFFECT OF GOVERNMENTAL REGULATIONS ON THE COMPANY'S BUSINESS

Sandpointe will be subject to federal laws and regulations that relate directly or indirectly to its operations. We will be subject to common business and tax rules and regulations pertaining to the operation of our business in the State of California.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

Sandpointe has not expended funds for research and development costs since inception.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

Environmental regulations have had no materially adverse effect on Sandpointe's operations to date, but no assurance can be given that environmental regulations will not, in the future, result in a curtailment of service or otherwise have a materially adverse effect on our business, financial condition or results of operation. Public interest in the protection of the environment has increased dramatically in recent years. The trend of more expansive and stricter environmental legislation and regulations could continue. To the extent that laws are enacted or other governmental action is taken that imposes environmental protection requirements that result in increased costs, the business and prospects of Sandpointe could be adversely affected.

NUMBER OF EMPLOYEES

Sandpointe's only current employee is its officer who will devote as much time as the board of directors determines is necessary to manage the affairs of the company. The officer intends to work on a full time basis when Sandpointe raises capital per its business plan. Our business plan calls for hiring three new full-time employees during the next twelve months.


REPORTS TO SECURITIES HOLDERS

We provide an annual report that includes audited financial information to our shareholders and will continue to do so in the future. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Act of 1933 and the Securities Exchange Act of 1934. We will become subject to disclosure filing requirements once our SB-2 registration statement becomes effective, including filing Form 10-KSB annually and Form 10-QSB quarterly. In addition, we will file Form 8K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 450 Fifth Street NW, Washington D. C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.


PLAN OF OPERATION

Sandpointe's current cash balance is $4,411. Until approximately December of 2004, we believe our cash balance is sufficient to fund initial levels of operations. In order to achieve our business plan goals, we will need to raise capital through the sale of equity securities. We are a development stage company that has begun it's initial operations. We have sold $4,600 in equity securities to pay for our minimum level of operations. We believe the company can satisfy its current need for cash through loans by our director, or possibly from its shareholders, until its planned offering provides additional funding in January 2005.

We have received a going concern opinion on our financial statements that raises substantial doubt as to our ability to continue as a going concern. As noted in our accompanying financial statements, our current financial condition of limited assets and initial current business activities necessary for revenues and operating capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company accomplishing only our initial operations, no revenues, or profits. Although management believes his plan for Sandpointe will generate revenue and profit, there is no guarantee his past experiences will provide Sandpointe with similar future successes.


As of the date of this filing, we have taken the following steps: developed our business plan, secured the domain name SandpointeGroup.com, and initiated our website. Our research and development plan consists of hiring a designer to design our skate products. We are now in the process of registering the securities sold in December 2003 through April 2004 with the Securities and Exchange Commission. Our business plan includes a need for cash of $710,000 by January 2005. We plan to raise a net of $710,000 through the sale of equity securities during the months of December 2004 and January 2005, however, at this time we do not have any agreements with or commitments from any source to provide this capital. During 2005, after raising funding, we will proceed with a twelve month budget of: salaries at a cost of $50,000, website development and maintenance $18,000, bookkeeping $25,000, marketing and advertising $60,000, athletic sponsorship $60,000, travel $30,000, manufacturing $165,000, packaging $54,000 and shipping $111,000. We also plan to purchase computers, furniture, and equipment at a one time cost of $30,000 and office furniture at $25,000. We plan to budget $82,000 for rent, utilities and other office expenses. The company intends to meet each of these milestones, however, if it cannot reach each milestone by the date it projects because of limited funding the company could adjust its time line forward until its funding needs are met.

In order to meet all of our current business plan goals, we need to receive funding. We intend to use the funding we receive to provide cash for our business plan during the next twelve months. We will face considerable risk in each of our business plan steps, such as difficulty of hiring competent personnel within our budget, longer than anticipated lead time necessary for us to complete our marketing plan, and a shortfall of funding due to our inability to raise capital. If no funding is received during the next twelve months, we may utilize one or more options such as use existing cash in the bank, funds loaned by our director, or we might ask our shareholders for funds. Neither our director nor our shareholders have any formal commitments, arrangements or legal obligation to advance or loan funds to Sandpointe. To date, there have been no loans by the director to Sandpointe, no negotiated material terms or agreed upon amounts, and no formalized agreements of any kind. Management has not formulated detailed plans for a scenario in which we receive partial funding, but we will consider moving ahead with our business plan at a slower pace if we receive partial funding. We could modify our business plan to implement our plan over a longer timetable, reduce the number of products we intend to sell, offer complete design and setup of inline skating companies for others, or seek a partnership with another business entity that would complement our business plan goals.


DESCRIPTION OF PROPERTY


Sandpointe's principal executive office address is 5429 Russell Ave. #33, Los Angeles, CA 90027. Sandpointe's corporate mailing address is 8033 West Sunset Blvd. #541, Hollywood, CA 90046. The principal executive office and telephone number are provided by the officer of the corporation. The company does not have complete ownership of the property. The telephone number is the director's cell phone number. The office is used by the officer for other business and personal interests and is estimated to be sufficient for our business needs until such time as we achieve our business plan goal of raising capital of $715,000 and then begin hiring new employees per our business plan.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The principal executive office and telephone number are provided by Mr. Ian Robb, the officer of the corporation. The costs associated with the use of the telephone and mailing address were deemed to be immaterial as the telephone and mailing address were almost exclusively used by him for other business purposes.

The board agreed to pay Mr. Robb 200,000 shares of the company's common stock for services related to the company's business plan. The stock was valued at $0.10 per share. Mr. Robb received 2,000,000 shares of our common stock pursuant to an 11 for 1 forward stock split (10 new shares for each existing share) executed May 21, 2004.


Mr. Robb, our sole officer and director, is the only "promoter" of Sandpointe, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

Sandpointe plans to contact a market maker to obtain a listing for trading of it's stock on the OTC Electronic Bulletin Board. The OTC Electronic Bulletin Board is a network of security dealers who buy and sell stock. The dealers are connected by a computer network which provides information on current "bids" and "asks" as well as volume information. As of the date of this filing, there have been no discussions or understandings between Sandpointe or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of December 1, 2004, Sandpointe had 47 shareholders of record. We have paid no cash dividends and have no outstanding options.

Pursuant to this registration statement the company is seeking to register 506,000 shares held by 46 non-affiliated shareholders and 1,100,000 shares offered by the company.


Our officer and director holds a total of 2,200,000 shares which are not being registered pursuant to this filing. If our director and officer decides to sell any of his common stock, he will be subject to Rule 144 under the 1933 Securities Act. Rule 144 restricts the ability of directors and officers (affiliates) to sell their shares by imposing a one year hold period and limiting the sales of securities made under Rule 144 during any three-month period to the greater of: (1) 1% of the outstanding common stock of the issuer; or (2) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.


EXECUTIVE COMPENSATION

Sandpointe's current officer receives no compensation. The current Board of Directors is comprised of only Mr. Ian Robb.

                           Summary Compensation Table

                                             Other
Name &                                       annual     Restricted                          All other
principal                                    compen-      stock      Options     LTIP        compen-
position     Year   Salary($)   Bonus($)    sation($)     awards     SARs($)   Payouts($)   sation($)
--------     ----   ---------   --------    ---------     ------     -------   ----------   ---------
Ian Robb     2002     -0-         -0-          -0-         -0-         -0-        -0-          -0-
President    2003     -0-         -0-          -0-         -0-         -0-        -0-          -0-

There are no current employment agreements between the company and its executive officer.

The board agreed to pay Mr. Robb for administrative services and services related to the company's business plan 200,000 shares of the company's common stock on August 25, 2003. The stock was valued at $0.10 per share. Mr. Robb received 2,000,000 shares of our common stock pursuant to an 11 for 1 forward stock split (10 new shares for each existing share) executed May 21, 2004.

The terms of these stock issuances were as fair to the company, in the board's opinion, as could have been made with an unaffiliated third party.


Our director - officer currently devotes less than five hours a week to manage the affairs of the company. The director - officer has agreed to work with no remuneration until such time as the company receives sufficient funding to advance its business plan. Our business plan includes a provision of $4,000 per month for the 1st and 2nd quarters of 2005 and $4,333 for the 3rd and 4th quarters for our director/officer's salary that includes the management of our company and board of director meetings.


There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of Sandpointe in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.


FINANCIAL STATEMENTS

The audited financial statements of Sandpointe for the years ended December 31, 2003 and 2002, and the six months ended June 30, 2004, and related notes which are included in this offering have been examined by Armando C. Ibarra, CPA, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING CONTROL AND FINANCIAL DISCLOSURE

None.

                                ARMANDO C. IBARRA
                          Certified Public Accountants
                           A Professional Corporation

Armando C. Ibarra, C.P.A.                   Members of the California Society of
                                            Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD             Members of the American Institute of
                                            Certified Public Accountants
                                Members of the Better Business Bureau since 1997


                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Sandpointe Group, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of Sandpointe Group, Inc. (A Development Stage Company) as of December 31, 2003 and December 31, 2002 and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended and for the period from December 30, 1999 (inception) through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sandpointe Group, Inc. as of December 31, 2003 and December 31, 2002, and the results of their operations and their cash flows for the year then ended and for the period from December 30, 1999 (inception) through December 31, 2003 in conformity with US generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company is currently in the development stage. Because of the Company's current status and limited operations there is substantial doubt about its ability to continue as a going concern. Management's plans in regard to its current status are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Armando C. Ibarra, CPA-APC
---------------------------------
Armando C. Ibarra, CPA-APC

July 22, 2004
October 6, 2004 (revised)
Chula Vista, California


                      371 'E' Street, Chula Vista, CA 91910
                     Tel: (619) 422-1348 Fax: (619) 422-1465

                             SANDPOINTE GROUP, INC.
                          (A Development Stage Company)
                                  Balance Sheet
--------------------------------------------------------------------------------

                                                                   Year Ended           Year Ended
                                                                   December 31,         December 31,
                                                                      2003                 2002
                                                                   ----------           ----------
                                     ASSETS

Current Assets
  Cash                                                             $    4,851           $       --
                                                                   ----------           ----------
Total Current Assets                                                    4,851                   --
                                                                   ----------           ----------

      TOTAL ASSETS                                                 $    4,851           $       --
                                                                   ==========           ==========

                       LIABILITIES & STOCKHOLDERS' EQUITY

      TOTAL LIABILITIES                                            $       --                   --

Stockholders' Equity
  Common stock, ($.001 par value, 50,000,000
   shares authorized; 549,000 shares issued and
   outstanding as of December 31, 2003)                                   549                   --
  Additional paid-in capital                                           54,351                   --
  Deficit accumulated during development stage                        (50,049)                  --
                                                                   ----------           ----------
Total Stockholders' Equity                                              4,851                   --
                                                                   ----------           ----------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                     $    4,851           $       --
                                                                   ==========           ==========

                       See Notes to Financial Statements

                             SANDPOINTE GROUP, INC.
                          (A Development Stage Company)
                            Statements of Operations
--------------------------------------------------------------------------------

                                                                                   December 30, 1999
                                                                                      (inception)
                                             Year Ended           Year Ended            through
                                             December 31,         December 31,         December 31,
                                                2003                 2002                 2003
                                             ----------           ----------           ----------
Revenues
  Revenues                                   $       --           $       --           $       --
                                             ----------           ----------           ----------
Total Revenues                                       --                   --                   --

General & Administrative Expenses                50,049                   --               50,049
                                             ----------           ----------           ----------
Total General & Administrative Expenses          50,049                   --               50,049

Other Income & (Expenses)
  Other income                                       --                   --                   --
                                             ----------           ----------           ----------
Total Other Income & (Expenses)                      --                   --                   --
                                             ----------           ----------           ----------

Net Income (Loss)                            $  (50,049)          $       --           $  (50,049)
                                             ==========           ==========           ==========

Basic earnings (loss) per share              $    (1.80)          $     0.00
                                             ==========           ==========
Weighted average number of
 common shares outstanding                       27,852                   --
                                             ==========           ==========

                       See Notes to Financial Statements

                             SANDPOINTE GROUP, INC.
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Equity
          From December 30, 1999 (inception) through December 31, 2003
--------------------------------------------------------------------------------

                                                                                     Deficit
                                                                                   Accumulated
                                                       Common       Additional       During
                                         Common        Stock         Paid-in       Development
                                         Stock         Amount        Capital          Stage          Total
                                         -----         ------        -------          -----          -----
Balance, December 31, 1999                    --      $     --      $     --        $     --       $     --

Net lncome, December 31, 1999                                                             --             --
                                        --------      --------      --------        --------       --------
BALANCE, DECEMBER 31, 1999                    --            --            --              --             --
                                        ========      ========      ========        ========       ========
Net lncome, December 31, 2000                                                             --             --
                                        --------      --------      --------        --------       --------
BALANCE, DECEMBER 31, 2000                    --            --            --              --             --
                                        ========      ========      ========        ========       ========
Net lncome, December 31, 2001                                                             --             --
                                        --------      --------      --------        --------       --------
BALANCE, DECEMBER 31, 2001                    --            --            --              --             --
                                        ========      ========      ========        ========       ========
Net lncome, December 31, 2002                                                             --             --
                                        --------      --------      --------        --------       --------
BALANCE, DECEMBER 31, 2002                    --            --            --              --             --
                                        ========      ========      ========        ========       ========
Stock issued on August 13, 2003
to a director for services rendered
@ $0.10 per share                        500,000           500        49,500                         50,000

Stock issued on December 15, 2003
for cash @ $0.10 a share                  49,000            49         4,851                          4,900

Net loss, December 31, 2003                                                          (50,049)       (50,049)
                                        --------      --------      --------        --------       --------
BALANCE, DECEMBER 31, 2003               549,000      $    549      $ 54,351        $(50,049)      $  4,851
                                        ========      ========      ========        ========       ========

                       See Notes to Financial Statements

                             SANDPOINTE GROUP, INC.
                          (A Development Stage Company)
                            Statements of Cash Flows
--------------------------------------------------------------------------------

                                                                                                December 30, 1999
                                                                                                   (inception)
                                                              Year Ended         Year Ended         through
                                                              December 31,       December 31,      December 31,
                                                                 2003               2002              2003
                                                               --------           --------          --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                            $(50,049)          $     --          $(50,049)
  Common stock issued for services                               50,000                 --            50,000
                                                               --------           --------          --------
     NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES            (49)                --               (49)

CASH FLOWS FROM INVESTING ACTIVITIES

     NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES             --                 --                --

CASH FLOWS FROM FINANCING ACTIVITIES
  Common stock                                                       49                 --                49
  Additional paid-in capital                                      4,851                 --             4,851
                                                               --------           --------          --------
     NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES          4,900                 --             4,900
                                                               --------           --------          --------

NET INCREASE (DECREASE) IN CASH                                   4,851                 --             4,851

CASH AT BEGINNING OF YEAR                                            --                 --                --
                                                               --------           --------          --------
CASH AT END OF YEAR                                            $  4,851           $     --          $  4,851
                                                               ========           ========          ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION:
  Interest paid                                                $     --           $     --          $     --
                                                               ========           ========          ========
  Income taxes paid                                            $     --           $     --          $     --
                                                               ========           ========          ========
SUPPLEMENTAL SCHEDULE OF NON-CASH
ACTIVITIES:
  Common stock issued for services                             $ 50,000           $ 50,000          $ 50,000
                                                               ========           ========          ========

                       See Notes to Financial Statements

                             SANDPOINTE GROUP, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                             As of December 31, 2003


NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Sandpointe Group, Inc. (the Company) was incorporated under the laws of the State of Nevada on December 30, 1999.

The Company is in the development  stage. It's initial operations have included;
capital  formation,   organization,   web  site   construction,   target  market
identification, research of costs, and marketing plans.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Basis of Accounting

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31, year-end.

b. Basic Earnings per Share

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective December 30, 1999 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

c. Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

d. Income Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

                             SANDPOINTE GROUP, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                             As of December 31, 2003


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

d. Income Taxes (continued)

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NOTE 3. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common or preferred stock.

NOTE 4. GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company generated net losses of $20,058 during the period from December 30, 1999 (inception) to December 31, 2003. This condition raises substantial doubt about the Company's ability to continue as a going concern. Because the Company is currently in the development stage and has minimal expenses, management believes that the company's current cash of $942 is sufficient to cover the expenses they will incur until such time as the Company completes its plan of stock offering.

Management plans to raise additional funds through debt or equity offerings. There is no guarantee that the Company will be able to raise any capital through any type of offerings.

The Company is planning an offering to raise up to 715,000 (at $0.65 per share) to provide the resources to implement its business plan. Management believes that the actions presently being taken to raise capital, implement its business plan, and generate revenues provide the opportunity for the Company to continue as a going concern.

                             SANDPOINTE GROUP, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                             As of December 31, 2003


NOTE 5. RELATED PARTY TRANSACTION

The Company neither owns nor leases any real or personal property. A director provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities as they become available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company generated losses for the year ended December 31, 2003 of $20,058, of which $20,000 was for services rendered by a director (a related party).

NOTE 6. INCOME TAXES

                                                         As of December 31, 2003
                                                         -----------------------
     Deferred tax assets:
     Net operating tax carryforwards                              $ 3,008
     Other                                                              0
                                                                  -------
     Gross deferred tax assets                                      3,008
     Valuation allowance                                           (3,008)
                                                                  -------

     Net deferred tax assets                                      $     0
                                                                  ======

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 7. SCHEDULE OF NET OPERATING LOSSES

     1999 Net Operating Income                                    $      0
     2000 Net Operating Income                                           0
     2001 Net Operating Income                                           0
     2002 Net Operating Income                                           0
     2003 Net Operating Loss                                       (20,058)
                                                                  --------
     Net Operating Loss                                           $(20,058)
                                                                  ========

As of December 31, 2003, the Company has a net operating loss carryforwards of approximately $20,058. Net operating loss carryforward expires twenty years from the date the loss was incurred.

                             SANDPOINTE GROUP, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                             As of December 31, 2003


NOTE 8. STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable. On May 21, 2004 the Company split its common stock eleven for one (11:1). All stock transactions have been retroactively restated to reflect the eleven for one stock split.

On August 15, 2003, the Company issued 2,200,000 shares of common stock for services valued at $0.01 per share.

On October 3, 2003, the Company issued 44,000 shares of common stock for cash valued at $0.01 per share.

On December 3, 2003, the Company issued 66,000 shares of common stock for cash valued at $0.01 per share.

As of December 31, 2003, the Company has 2,310,000 shares of common stock outstanding.

NOTE 9. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of December 31, 2003:

Common stock, $0.001 par value; 50,000,000 shares authorized: 2,310,000 shares issued and outstanding.

                                ARMANDO C. IBARRA
                          Certified Public Accountants
                           A Professional Corporation

Armando C. Ibarra, C.P.A.                   Members of the California Society of
                                            Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD             Members of the American Institute of
                                            Certified Public Accountants
                                Members of the Better Business Bureau since 1997


                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Sandpointe Group, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of Sandpointe Group, Inc. (A Development Stage Company) as of June 30, 2004 and December 31, 2003 and the related statements of operations, changes in stockholders' equity and cash flows for the six months then ended and for the period from December 30, 1999 (inception) through June 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sandpointe Group, Inc. as of June 30, 2004 and December 31, 2003, and the results of their operations and their cash flows for the six months then ended and for the period from December 30, 1999 (inception) through June 30, 2004 in conformity with US generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company is currently in the development stage. Because of the Company's current status and limited operations there is substantial doubt about its ability to continue as a going concern. Management's plans in regard to its current status are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Armando C. Ibarra, CPA-APC
-------------------------------------
Armando C. Ibarra, CPA-APC

July 22, 2004
October 6, 2004 (revised)
Chula Vista, California


                      371 'E' Street, Chula Vista, CA 91910
                     Tel: (619) 422-1348 Fax: (619) 422-1465

                             SANDPOINTE GROUP, INC.
                          (A Development Stage Company)
                                 Balance Sheets
--------------------------------------------------------------------------------


                                                     As of            As of
                                                    June 30,        December 31,
                                                      2004             2003
                                                    --------         --------
                                     ASSETS

Current Assets
  Cash                                              $  4,411         $    942
                                                    --------         --------
Total Current Assets                                   4,411              942
                                                    --------         --------

      TOTAL ASSETS                                  $  4,411         $    942
                                                    ========         ========

LIABILITIES & STOCKHOLDERS' EQUITY

TOTAL LIABILITIES                                   $     --         $     --

Stockholders' Equity
  Common stock, ($.001 par value, 50,000,000
   shares authorized; 246,000 and 210,000 shares
   issued and outstanding as of June 30, 2004
   and December 31, 2003, respectively)                2,706              210
  Additional paid-in capital                          21,894           20,790
  Deficit accumulated during development stage       (20,189)         (20,058)
                                                    --------         --------
Total Stockholders' Equity                             4,411              942
                                                    --------         --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY      $  4,411         $    942
                                                    ========         ========

                       See Notes to Financial Statements

                             SANDPOINTE GROUP, INC.
                          (A Development Stage Company)
                            Statements of Operations
--------------------------------------------------------------------------------

                                                                                December 30, 1999
                                             Six Months         Six Months         (inception)
                                               Ended              Ended             through
                                              June 30,           June 30,           June 30,
                                                2004               2003               2004
                                             ----------         ----------         ----------
Revenues
  Revenues                                   $       --         $       --         $       --
                                             ----------         ----------         ----------
Total Revenues                                       --                 --                 --

General & Administrative Expenses                   131                 --             20,189
                                             ----------         ----------         ----------
Total General & Administrative Expenses             131                 --             20,189
                                             ----------         ----------         ----------

Net Income (Loss)                            $     (131)        $       --         $  (20,189)
                                             ==========         ==========         ==========

Basic earnings (loss) per share              $    (0.00)        $     0.00
                                             ==========         ==========
Weighted average number of
 common shares outstanding                    2,501,835                 --
                                             ==========         ==========

                       See Notes to Financial Statements

                             SANDPOINTE GROUP, INC.
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Equity
            From December 30, 1999 (inception) through June 30, 2004
--------------------------------------------------------------------------------

                                                                                      Deficit
                                                                                    Accumulated
                                                           Common     Additional       During
                                             Common        Stock       Paid-in      Development
                                             Stock         Amount      Capital         Stage         Total
                                             -----         ------      -------         -----         -----
Balance, December 31, 1999                         --     $     --     $    --        $     --      $   --

Net lncome, December 31, 1999                      --           --
                                           ----------     --------     -------        --------      ------
BALANCE, DECEMBER 31, 1999                         --           --          --              --          --
                                           ==========     ========     =======        ========      ======
Net lncome, December 31, 2000                      --           --
                                           ----------     --------     -------        --------      ------
BALANCE, DECEMBER 31, 2000                         --           --          --              --          --
                                           ==========     ========     =======        ========      ======
Net lncome, December 31, 2001                      --           --
                                           ----------     --------     -------        --------      ------
BALANCE, DECEMBER 31, 2001                         --           --          --              --          --
                                           ==========     ========     =======        ========      ======
Net lncome, December 31, 2002                      --           --
                                           ----------     --------     -------        --------      ------
BALANCE, DECEMBER 31, 2002                         --           --          --              --          --
                                           ==========     ========     =======        ========      ======
Stock issued on August 25, 2003
to a director for services rendered
@ $0.01 per share                           2,200,000        2,200      17,800                      20,000

Stock issued on October 3, 2003
for cash @ $0.01 a share                       44,000           44         356                         400

Stock issued on December 3, 2003
for cash @ $0.01 a share                       66,000           66         534                         600

Net loss, December 31, 2003                                                            (20,058)    (20,058)
                                           ----------     --------     -------        --------      ------
BALANCE, DECEMBER 31, 2003                  2,310,000        2,310      18,690         (20,058)        942
                                           ==========     ========     =======        ========      ======
Stock issued on January 7, 2004
for cash @ $0.01 a share                       33,000           33         267                         300

Stock issued on February 27, 2004
for cash @ $0.01 a share                       44,000           44         356                         400

Stock issued on March 30, 2004
for cash @ $0.01 a share                      110,000          110         890                       1,000

Stock issued on April 28, 2004
for cash @ $0.01 a share                      209,000          209       1,691                       1,900

Net loss, June 30, 2004                                                                   (131)       (131)
                                           ----------     --------     -------        --------      ------
BALANCE, JUNE 30, 2004                      2,706,000     $  2,706     $21,894        $(20,189)     $4,411
                                           ==========     ========     =======        ========      ======

                       See Notes to Financial Statements

                             SANDPOINTE GROUP, INC.
                          (A Development Stage Company)
                            Statements of Cash Flows
--------------------------------------------------------------------------------

                                                                                           December 30, 1999
                                                             Six Months      Six Months       (inception)
                                                               Ended            Ended           through
                                                              June 30,         June 30,         June 30,
                                                                2004             2003             2004
                                                            -----------      -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                         $      (131)      $       --      $   (20,189)
  Common stock issued for services                                   --               --           20,000
                                                            -----------       ----------      -----------
     NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES           (131)              --             (189)

CASH FLOWS FROM INVESTING ACTIVITIES

     NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES             --               --               --

CASH FLOWS FROM FINANCING ACTIVITIES
  Common stock                                                      396               --              506
  Additional paid-in capital                                      3,204               --            4,094
                                                            -----------       ----------      -----------
     NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES          3,600               --            4,600
                                                            -----------       ----------      -----------

NET INCREASE (DECREASE) IN CASH                                   3,469               --            4,411

CASH AT BEGINNING OF PERIOD                                         942               --               --
                                                            -----------       ----------      -----------
CASH AT END OF PERIOD                                       $     4,411       $       --      $     4,411
                                                            ===========       ==========      ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION:
  Interest paid                                             $        --       $       --      $        --
                                                            ===========       ==========      ===========
  Income taxes paid                                         $        --       $       --      $        --
                                                            ===========       ==========      ===========
SUPPLEMENTAL SCHEDULE OF NON-CASH
ACTIVITIES:
  Common stock issued for services                          $        --       $               $ 2,200,000
                                                            ===========       ==========      ===========

                       See Notes to Financial Statements

                             SANDPOINTE GROUP, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               As of June 30, 2004


NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Sandpointe Group, Inc. (the Company) was incorporated under the laws of the State of Nevada on December 30, 1999.

The Company is in the development  stage. It's initial operations have included;
capital  formation,   organization,   web  site   construction,   target  market
identification, research of costs, and marketing plans.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Basis of Accounting

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31, year-end.

b. Basic Earnings per Share

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective December 30, 1999 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

c. Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

d. Estimates and Adjustments

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring. See note 2j regarding the Companies revenue recognition policy.

                             SANDPOINTE GROUP, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               As of June 30, 2004


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

e. Income Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NOTE 3. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common or preferred stock.

NOTE 4. GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company generated net losses of $20,189 during the period from December 30, 1999 (inception) to June 30, 2004. This condition raises substantial doubt about the Company's ability to continue as a going concern. Because the Company is currently in the development stage and has minimal expenses, management believes that the company's current cash of $4,411 is sufficient to cover the expenses they will incur until such time as the Company completes its plan of stock offering.

Management plans to raise additional funds through debt or equity offerings. There is no guarantee that the Company will be able to raise any capital through any type of offerings.

The Company is planning an offering to raise up to 715,000 (at $0.65 per share) to provide the resources to implement its business plan. Management believes that the actions presently being taken to raise capital, implement its business plan, and generate revenues provide the opportunity for the Company to continue as a going concern.

                             SANDPOINTE GROUP, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               As of June 30, 2004


NOTE 5. RELATED PARTY TRANSACTION

The Company neither owns nor leases any real or personal property. A director provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities as they become available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6. INCOME TAXES

                                                             As of June 30, 2004
                                                             -------------------
     Deferred tax assets:
     Net operating tax carryforwards                               $ 3,028
     Other                                                               0
                                                                   -------
     Gross deferred tax assets                                       3,028
     Valuation allowance                                            (3,028)
                                                                   -------

     Net deferred tax assets                                       $     0
                                                                   =======

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 7. SCHEDULE OF NET OPERATING LOSSES

     1999 Net Operating Income                                     $      0
     2000 Net Operating Income                                            0
     2001 Net Operating Income                                            0
     2002 Net Operating Income                                            0
     2003 Net Operating Loss                                        (20,058)
     2004 Net Operating Loss (six months)                              (131)
                                                                   --------

     Net Operating Loss                                            $(20,189)
                                                                   ========

As of June 30, 2004, the Company has a net operating loss carryforwards of approximately $20,189. Net operating loss carryforward expires twenty years from the date the loss was incurred.

                             SANDPOINTE GROUP, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               As of June 30, 2004


NOTE 8. STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable. On May 21, 2004 the Company split its common stock eleven for one (11:1) from 246,000 to 2,706,000 shares outstanding. All stock transactions have been retroactively restated to reflect the eleven for one stock split.

On August 15, 2003, the Company issued 2,200,000 shares of common stock for services valued at $0.01 per share.

On October 3, 2003, the Company issued 44,000 shares of common stock for cash valued at $0.01 per share.

On December 3, 2003, the Company issued 66,000 shares of common stock for cash valued at $0.01 per share.

On January 7, 2004, the Company issued 33,000 shares of common stock for cash valued at $0.01 per share.

On February 27, 2004, the Company issued 44,000 shares of common stock for cash valued at $0.01 per share.

On March 30, 2004, the Company issued 110,000 shares of common stock for cash valued at $0.01 per share.

On April 28, 2004, the Company issued 209,000 shares of common stock for cash valued at $0.01 per share.

As of June 30, 2004, the Company has 2,706,000 shares of common stock outstanding.

NOTE 9. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of June 30, 2004.

Common stock, $0.001 par value; 50,000,000 shares authorized: 2,706,000 shares issued and outstanding.

                      Dealer Prospectus Delivery Obligation

"Until _____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions."

                                     PART II
                              AVAILABLE INFORMATION


INDEMNIFICATION OF DIRECTORS AND OFFICERS

Sandpointe's By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

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
4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     a.   By the stockholders;

     b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Sandpointe, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

     Securities and Exchange Commission registration fee          $     260.98
     Accounting fees and expenses                                 $   2,200.00
     Legal fees                                                   $   1,500.00
     Transfer Agent fees                                          $     850.00
     Printing                                                     $     175.00
                                                                  ------------
          Total                                                   $   4,985.98
                                                                  ============

Sandpointe will pay all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders.

RECENT SALES OF UNREGISTERED SECURITIES

On August 25, 2004, the shareholders authorized the issuance of 200,000 shares of common stock to Mr. Robb for services related to the company's business plan. Mr. Robb received 2,000,000 shares of our common stock pursuant to an 11 for 1 forward stock split (10 new shares for each existing share) executed May 21, 2004, for a total of 2,200,000 Rule 144 shares. The company relied upon Section 4(2) of Securities Act of 1933, as amended (the "Act"). The company issued the shares in satisfaction of management services rendered to officers and directors, which does not constitute a public offering.


From the period of approximately October 3, 2003 until April 28, 2004, the company offered and sold 46,000 shares at $0.10 per share to 46 non-affiliated private investors. The shareholders received 460,000 shares of our common stock pursuant to an 11 for 1 forward stock split (10 new shares for each existing share) executed May 21, 2004. The company relied upon Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in the company, including the business, management, offering details, risk factors, financial statements and use of funds. The investors were either business acquaintances, family members, or friends of, or personally known to, our officer and director. It is the belief of management that each of the individuals who invested have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment and therefore did not need the protections offered by registering their shares under Securities and Exchange Act of 1933, as amended. Each investor completed a subscription confirmation letter and private placement subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.


Under the Securities Act of 1933 , all sales of an issuers' securities or by a shareholder, must either be made (i) pursuant to an effective registration statement filed with the SEC, or (ii) pursuant to an exemption from the registration requirements under the 1933 Act. Rule 144 under the 1933 Act sets forth conditions which, if satisfied, permit persons holding control securities (affiliated shareholders, i.e., officers, directors or holders of at least ten percent of the outstanding shares) or restricted securities (non-affiliated shareholders) to sell such securities publicly without registration. Rule 144 sets forth a holding period for restricted securities to establish that the holder did not purchase such securities with a view to distribute. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in its filings under the Securities an Exchange Act of 1934. Such filings include, but are not limited to, the issuer's quarterly reports and annual reports; (b) Rule 144 allows resale of restricted and control securities after a one year hold period, subjected to certain volume limitations, and resales by non-affiliates holders without limitations after two years; ( c ) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

                                    EXHIBITS

Exhibit 3.1      Articles of Incorporation                 Included
Exhibit 3.2      Bylaws                                    Included
Exhibit 5        Opinion re: Legality                      Included
Exhibit 23.1     Consent of counsel                        Included in Exhibit 5
Exhibit 23.2     Consent of independent auditor            Included

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

     1. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     2. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement ; and
     3. Include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

2. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Hollywood, state of California, on December 1, 2004.


                                          Sandpointe Group, Inc.


                                          /s/ Ian Robb
                                          ------------------------------
                                          By Ian Robb
                                          (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and dates stated.


/s/ Ian Robb                                                December 1, 2004
-------------------------------------                       ----------------
Ian Robb, President                                               Date
(Principal Executive Officer, Principal
Financial Officer, Principal Accounting Officer)


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